                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 22, 2002, except for Footnote 18 for which the date is March 25, 2002, relating to the financial statements, which appears in The Med-Design Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Philadelphia, PA
April 15, 2002